AMENDMENT NO. 4 TO
                  GUARANTEE BETWEEN THE INTERPUBLIC
                     GROUP OF COMPANIES, INC. AND
                            LLOYDS BANK PLC


    AMENDMENT No. 4, dated as of December 2, 1994 to a Guarantee dated December 17, 1991 between The Interpublic Group of
Companies, Inc. (the "Guarantor") and Lloyds Bank Plc (the
"Agent"), as previously amended by Amendments No. 1 through 3 dated, respectively, December 18, 1992, June 30, 1993 and October
27, 1993 (The "Guarantee").

    Section 1.  AMENDMENTS

    (a) From the date hereof, Section 4.1 (ii) of the Guarantee is hereby amended by deleting it in its entirety and replacing it with the following provision:

         "(ii) save as provided in Clause 4.2, as soon as
         practicable and in any event within 50 days after the
         end of each of the first three quarters of each fiscal
         year of the Guarantor, a consolidated balance sheet of
         the Guarantor and its Consolidated Subsidiaries as at
         the end of such quarter and the related consolidated statements of income and retained earnings and statement of cash flows of the Guarantor and its Consolidated Subsidiaries for such quarter and for the portion of the Guarantor's fiscal year ended at the end of such quarter setting forth in each case in
         comparative form the figures for the corresponding
         quarter and the corresponding portion of the
         Guarantor's previous fiscal year, all certified
         (subject to normal year-end adjustments) as to fairness
         of presentation, generallyaccepted accounting
         principles (other than as to footnotes)and consistency (except to the extent of any change described therein and permitted by generally accepted accounting
         principles) by the chief financial officer or the      chief
         accounting officer of the Guarantor;"

    (b) From the date hereof, Sections 5.1 (ii) and 5.1 (iii) of the Guarantee are hereby amended by deleting them in their entirety and replacing them with the following provisions:

    "(ii) Total Borrowed Funds do not exceed 85% of Consolidated
         Net Worth at the end of any quarter; and
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    (iii) The ratio of Cash Flow to Total Borrowed Funds is not less than 0.30:1.00 for any consecutive four quarters, such ratio to be calculated at the end of each fiscal quarter on a trailing four quarter basis."

    (c) Section 5.2(i) of the Guarantee is hereby amended by deleting it in its entirety and replacing it with the following provision:

    "(i) "Cash flow" means the sum of net income (plus any amount by which net income has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid), depreciation charges, amortization costs and changes in deferred taxes;"

    (d) Section 5.2(ii) of the Guarantee is hereby amended by deleting it in its entirety and replacing it with the following provision:

    "(ii) "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Guarantor and its Consolidated Subsidiaries as such appear on the financial statements of the Guarantor determined in accordance with generally accepted accounting principles in the United States of America, plus any amount by which retained earnings have been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid, but in each case without taking into account the effect of cumulative translation adjustments."

    Section 2. Miscellaneous. Except as specifically amended as set forth above, the Guarantee shall remain in full force and effect.

    Section 3. Governing Law. This agreement shall be governed by, and construed in accordance with, the law of the State of New
York.

    Section 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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    IN WITNESS WHEREOF the parties hereto have caused this
Amendment to be duly executed and is intended to be effective as of the date first above written.

                        THE INTERPUBLIC GROUP OF COMPANIES, INC.

                          By: ALAN M. FORSTER
                             ALAN M. FORSTER
                              VICE PRESIDENT & TREASURER

                          THE ARRANGER/AGENT:
                          LLOYDS BANK PLC

                          By: M.J.E. DUTFIELD
                             M.J.E. DUTFIELD
                             CAPITAL MARKETS GROUP

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